Exhibit 99.2

LIBERTY MEDIA CORPORATION ANNOUNCES
FIRST QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, April 12th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) will release its first quarter earnings on Wednesday, May 8th, at 11:00 a.m. (ET). Greg Maffei, Liberty Media Corporation's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance and outlook.

Please call Premiere Conferencing at (877) 741-4241 or (719) 325-4781 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through Wednesday, May 15th at 11:00 a.m. (ET) by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 1316456.

In addition, the first quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media
Liberty Media owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
(720) 875-5420

SOURCE Liberty Media Corporation